EXHIBIT 99.2

MINDSPEED® ANNOUNCES DEPARTURE OF
CHIEF FINANCIAL OFFICER SIMON BIDDISCOMBE

Company Appoints Vice President of Finance and Corporate Controller Raymond
Cook as Interim Chief Financial Officer

NEWPORT BEACH, Calif., April 8, 2008 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced the resignation of  Chief Financial Officer Simon Biddiscombe, 40, effective April 21, 2008.  The company also announced that Raymond Cook, 47, vice president of finance and corporate controller, has been appointed interim chief financial officer effective April 21, 2008.  Mindspeed will initiate an immediate search for a new chief financial officer.

Biddiscombe joined Mindspeed in 2000 as vice president of finance and corporate controller, serving as chief financial officer since its spin off from Conexant Systems, Inc., as a public company in 2003.

“Simon has been a close advisor and personal friend over the past seven years.  I and the entire Mindspeed team will miss him greatly,” said Raouf Halim, chief executive officer of Mindspeed.  “Raymond is an 18-year veteran of Mindspeed and its predecessor companies with a full complement of knowledge and experience necessary to assume the position of interim chief financial officer.”

 “As I leave to take the position of chief financial officer with a larger technology company, I am grateful for the professional and personal opportunities Mindspeed has offered me over the past seven years,” said Biddiscombe.  “I leave Mindspeed in solid financial condition after delivering a full year of non-GAAP operating profitability and positive cash flow in the two most recently completed quarters.”

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, and WAN communications solutions including T/E carrier physical-layer and link-layer devices as well as ATM/MPLS network processors.

Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com

Safe Harbor Statement

This press release contains statements relating to Mindspeed, and our future results, including certain projections and business trends, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties.  These risks and uncertainties include, but are not limited to: market demand for our new and existing products and our ability to increase our revenues; our ability to maintain operating expenses within anticipated levels; our ability to further generate cash; availability and terms of capital needed for our business; constraints in the supply of wafers and other product components from our third-party manufacturers; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; our ability to attract and retain qualified personnel; successful development and introduction of new products; our ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; our ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in our customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect our intellectual property.  Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, as well as similar disclosures in the company’s subsequent SEC filings.  Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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